CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated January 28, 2022.

We also consent to the incorporation by reference of our report dated November 24, 2021 with respect to the financial statements and financial highlights of Capitol Series Trust (comprising Fuller & Thaler Behavioral Small-Cap Equity Fund, Fuller & Thaler Behavioral Small-Cap Growth Fund, Fuller & Thaler Behavioral Mid-Cap Value Fund, Fuller & Thaler Behavioral Unconstrained Equity Fund, Fuller & Thaler Behavioral Small-Mid Core Equity Fund and Fuller & Thaler Behavioral Micro-Cap Equity Fund, (six of the funds constituting Capitol Series Trust)) included in its Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2021, into this Post-Effective Amendment No. 124 to the Registration Statement (Form N-1A, File No. 333-191495), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

January 28, 2022